LIST OF SUBSIDIARIES OF II-VI INCORPORATED






                                     Jurisdiction of
Subsidiary                             Incorporation
--------------                       ---------------
II-VI Delaware, Incorporated             Delaware
II-VI Singapore Pte., Ltd.               Singapore
II-VI Worldwide, Incorporated            Barbados
II-VI Japan Incorporated                 Japan
II-VI VLOC Incorporated                Pennsylvania
II-VI U.K. Limited                    United Kingdom
II-VI Optics (Suzhou) Co. Ltd.            China